UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 30, 2009

QuantRx Biomedical Corporation
(Exact name of Registrant as Specified in Charter)

Nevada	0-17119	33-0202574
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Suite 300 Doylestown, Pennsylvania	18901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (267) 880-1595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment to the Current Report on Form 8-K that was originally filed by QuantRx Biomedical Corporation, a Nevada corporation (the “Company”), with the Securities and Exchange Commission on August 5, 2009 (the “Original Filing”), is filed solely to correct one typographical error:  The Original Filing incorrectly indicated in Item 3.02 that, in connection with the transactions described therein, the Company issued 4,591,240 shares of Series A-1 Convertible Preferred Stock, par value $0.01 per share, when the Company in fact only issued 4,060,397 shares of Series A-1 Convertible Preferred Stock.

Item 3.02. Unregistered Sales of Equity Securities

The second sentence of Item 3.02 is hereby amended and restated to read as follows:

“On August 4, 2009, the Company issued 4,060,397 shares of Series A-1 convertible preferred stock, par value $0.01 per share (“Series A-1 Preferred Stock”) to the holders of the Company’s promissory notes in exchange for the cancellation of the notes and the releases tendered in the Exchange Letters, in reliance upon the exemption from registration in Section 4(2) of the Securities Act of 1933 (the “Securities Act”).”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTRX BIOMEDICAL CORPORATION

Date: August 14, 2009	By:	/s/ Walter Witoshkin
Walter Witoshkin
Chairman and Chief Executive Officer